Exhibit 99.1

Shuttle Pharmaceuticals Appoints Bette Jacobs to its Board of Directors

ROCKVILLE, Md., November 1, 2022 — Shuttle Pharmaceuticals Holdings, Inc. (Nasdaq: SHPH), a discovery and development stage specialty pharmaceutical company focused on improving the outcomes of cancer patients treated with radiation therapy (RT), today announced the appointment of Dr. Bette Jacobs to its Board of Directors as an independent director. Dr. Jacobs will serve on the Audit Committee and the Nominating and Corporate Governance Committee.

Dr. Jacobs is a professor in the department of health systems administration at Georgetown University and a distinguished scholar at the O’Neill Institute for National and Global Health Law. She is noted for groundbreaking transdisciplinary and cross-sector work in system design. A voting member of the Cherokee Nation, Dr. Jacobs has lifetime involvement in advancing equity and diversity programs.

“I am excited to welcome Dr. Bette Jacobs to the board at Shuttle Pharmaceuticals,” Dr. Anatoly Dritschilo, Chief Executive Officer of Shuttle Pharmaceuticals, said. “Her body of work spans community, academic, service, and corporate leadership, having been recognized for contributions in successful start-ups, financial integrity and interdisciplinary innovations. I look forward to her guidance as we look to advance our clinical programs focused on improving outcomes for cancer patients.”

Dr. Jacobs added, “I look forward to lending my experience to Shuttle Pharmaceuticals as it looks to accomplish the mission of improving the lives of cancer patients.”

Previously, Dr. Jacobs was dean at the Georgetown University School of Nursing and Health Studies, vice president for Honda of America Manufacturing, founding faculty and associate director of applied research at UAB Civitan International Research Center, and acting dean of graduate studies and research at California State University. She has been a fellow and visiting professor at the University of Oxford Campion Hall and an academic guest scholar and lecturer for Chang Gung University, Anhui University, Tokyo Medical and Dental University, University of British Columbia, University of Sienna, Sciences Po, and the Karolinska Institute. In addition to serving on several start-up boards, Dr. Jacobs also founded the National Coalition of Ethnic Minority Nurse Associations funded by the NIH National Institute of General Medical Sciences.

Dr. Jacobs’ current projects focus on faith-based health systems; decolonization and ecology; migration, indigeneity, and gender; missing and murdered people; and international indigenous rights. Dr. Jacobs earned her B.S. and M.S. from California State University and holds a Ph.D. from the University of Texas.

About Shuttle Pharmaceuticals

Founded in 2012 by faculty members of the Georgetown University Medical Center, Shuttle Pharmaceuticals is a discovery and development stage specialty pharmaceutical company focused on improving the outcomes for cancer patients treated with radiation therapy (RT). Our mission is to improve the lives of cancer patients by developing therapies that are designed to maximize the effectiveness of RT while limiting the side effects of radiation in cancer treatment. Although RT is a proven modality for treating cancers, by developing radiation sensitizers, we aim to increase cancer cure rates, prolong patient survival and improve quality of life when used as a primary treatment or in combination with surgery, chemotherapy and immunotherapy. For more information, please visit our website at www.shuttlepharma.com.

Safe Harbor Statement

Statements in this press release about future expectations, plans and prospects, as well as any other statements regarding matters that are not historical facts, may constitute “forward-looking statements.” These statements include, but are not limited to, statements concerning the development of our company. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including factors discussed in the “Risk Factors” section of the IPO prospectus filed with the SEC. Any forward-looking statements contained in this press release speak only as of the date hereof and, except as required by federal securities laws, Shuttle Pharmaceuticals specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

Shuttle Pharmaceuticals

Anatoly Dritschilo, M.D., CEO

240-403-4212

info@shuttlepharma.com

Investor Contacts

Lytham Partners, LLC

Robert Blum

602-889-9700

shph@lythampartners.com